Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 to Registration Statement No. 333-103477 of our report dated December 12, 2005 with respect to the financial statements of Medwave, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the under the heading “Experts” in such prospectus.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts January 17, 2006